UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 1)

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CONN’S, INC.

(Name of Registrant as Specified in Its Charter)

N/A

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CONN’S, INC.

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

SUPPLEMENT AND AMENDMENT DATED MAY 11, 2021 TO

PROXY STATEMENT DATED APRIL 13, 2021

This Supplement and Amendment No. 1 to Schedule 14A (this “Supplement and Amendment”) is being filed to supplement and amend Conn’s, Inc.’s (“we,” “us” or the “Company”) definitive proxy statement for its 2021 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on April 13, 2021.

This Supplement and Amendment amends and supplements the disclosure included in the Proxy Statement in the Compensation Discussion and Analysis (“CD&A”) and relating to Proposal 3 (the advisory vote to approve the compensation of our NEOs (“Say-on-Pay”)) in order to provide the total stockholder return (“TSR”) thresholds required for vesting of the performance-based PSUs (“PSUs”) granted to our named executive officers (“NEOs”) for fiscal year 2021.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Supplement and Amendment shall have the meanings assigned to such terms in the Proxy Statement. A copy of the Proxy Statement is available on our website at https://ir.conns.com/financial-information/sec-filings.

PSU PERFORMANCE HURDLES

The Company will be holding its 2021 Annual Meeting of Stockholders on May 25, 2021 (the “Annual Meeting”). We are providing this Supplement and Amendment to ask for your support at the Annual Meeting by voting in accordance with the recommendations of our Board of Directors (the “Board”) on all agenda items for the Annual Meeting.

We have prepared this Supplement and Amendment to address a concern published by Institutional Shareholder Services (“ISS”) on May 4, 2021. As we outlined in our Proxy Statement, we have taken significant steps toward addressing many of the compensation related concerns expressed by stockholders. We strongly believe that the progress we have made over the last several years demonstrates the Company’s commitment to improve its compensation practices and foster our pay-for-performance philosophy. In addition, we have continued to increase our stockholder outreach efforts to ensure we understand the issues most important to our stockholders and to enhance stockholder input into the Company’s compensation philosophy and practices.

As disclosed in the Proxy Statement, for fiscal year 2021 our NEOs received long-term equity compensation in the form of 50% time-based RSUs and 50% PSUs. ISS raised a concern around our lack of disclosure of the TSR performance thresholds for purposes of the PSUs granted to our NEOs in fiscal year 2021. In response to this concern, we are providing the TSR performance thresholds in this Supplement and Amendment. The PSUs vest based on annualized TSR for the three-year period following the date of grant as follows:

Performance Level	Threshold	Target	Maximum
Percentage of PSUs Vesting	50% of Target	100% of Target	150% of Target
Annualized TSR	10%	15%	25%

The percentage of the PSUs vesting shall be determined using straight-line interpolation between the performance levels set forth above, provided that no PSUs shall vest for performance at levels below the Threshold. The number of PSUs that vest shall be rounded up to the nearest whole share.

ISS’s analysis relating to Proposal 3 rests in part on the non-disclosure of the above TSR thresholds. We hope that this disclosure in this Supplement and Amendment will be helpful to our stockholders and allow ISS to reconsider its analysis of our disclosure as related to Proposal 3.

Based on the foregoing information and the information in our Proxy Statement, the Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.